UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 15, 2012

T & G APOTHECARY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-173359	27-4588540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3330 South Federal Highway Suite 200 Boynton Beach, FL	33435
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(647) 344-5900

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Item 8.01	Entry into Material Definitive Agreement Other Items

On October 15, 2012,  T & G Apothecary, Inc., (“we”, “us”, “our”) issued 700,000 shares of our common stock at a price of $0.50 per share, pursuant to the closing of a private placement, for gross proceeds of $350,000.  We issued the shares to four (4) non-US individuals (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S of the Securities Act of 1933.

Also on October 15, 2012, we entered into a promissory note with Biologix Hair Inc., (“Biologix”) whereby we lent Biologix $300,000.   The loan is made in anticipation of a definitive share exchange between our company and Biologix.  If the share exchange agreement is signed by January 1, 2013, the promissory note will terminate.  If the definitive share exchange agreement is not entered into by this time, the note will be due immediately and carry an interest rate of 10% per annum.

Item 9.01	Financial Statements and Exhibits

10.1	Promissory Note between T&G Apothecary, Inc., and Biologix Hair Inc., dated October 15, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T & G APOTHECARY, INC.

/s/ Lilia Roberts
Lilia Roberts
President and Director

Date: October 18, 2012